UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2022

CorpHousing Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CHG	The Nasdaq Stock Market LLC

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on September 30, 2022, CorpHousing Group Inc. (the “Company” or “we” and related pronouns), entered into a security purchase agreement (the “September 2022 Investor Purchase Agreement”) with a private investor under which we sold or may sell, in a series of private placements (the “September 2022 Investor Financing”) up to an aggregate of $2,875,000 principal amount of 15% original issue discount notes (“September 2022 Investor Notes”) and five-year warrants (“September 2022 Investor Warrants”) to purchase up to an aggregate of 718,750 shares of our common stock at a per-share exercise price of $4.00. The September 2022 Investor Notes bear interest at 5% per annum, with all accrued interest payable at maturity.

At the time of execution of the September 2022 Investor Purchase Agreement, we closed on $1,408,750 principal amount of September 2022 Investor Notes (the “First Closing Notes”) and issued September 2022 Investor Warrants to purchase 352,188 shares of common stock for gross proceeds of $1,225,000 (giving effect to the 15% original issue discount). The First Closing Notes mature on September 30, 2023.

On October 20, 2022, we close on the final portion of the private placement under the terms of the September 2022 Investor Purchase Agreement, issuing a $1,466,250 principal amount of September 2022 Investor Notes (“Second Closing Notes”) and September 2022 Investor Warrants to purchase 366,563 shares of common stock for gross proceeds of $1,275,000 (giving effect to the 15% original issue discount). The Second Closing Notes mature on October 23, 2023.

The September 2022 Investor Financing continues our existing relationship with the investor to which we previously sold in private placements of 15% original issue discount notes (“Prior Investor Notes”) and five-year warrants (“Prior Investor Warrants”). As of the date of this Current Report and giving effect to the September 2022 Investor Financing, we have approximately $6,500,000 principal amount of September 2022 Investor Notes and Prior Notes outstanding, and warrants to purchase an aggregate of 2,156,251 shares outstanding.

All of the September 2022 Investor Notes (together with the Prior Notes) are secured by a first priority security interest in all of our assets until such time as such notes are repaid or converted into our preferred stock or common stock under the terms thereof. The September 2022 Investor Notes are convertible at the election of the holder into shares of our common stock at a conversion price per share of $4.11. The Prior Notes are similarly convertible at a conversion price per share of $3.00.

The notes and warrants provide for certain conversion and exercise price adjustments in the event we effectively issue shares in future financings for cash and other circumstances at per share prices below the then effective conversion or exercise prices of such notes and warrants. On October 10, 2022, we entered into an addendum to the September 2022 Investor Purchase Agreement, effective as of September 30, 2022, which provides that we shall not issue, nor shall we be required to issue, upon conversion of the notes or exercise of the warrants described in this Current Report, an aggregate of more than 19.99%, or 5,303,230 shares (subject to adjustment for stock splits, stock dividends and the like), of our common stock (the “Nasdaq Exchange Cap); provided, that such limitation shall not apply in the event that the we (A) obtain the approval of our stockholders as required by the applicable rules of Nasdaq for issuances of shares of our common stock upon conversion of such notes and exercises of such warrants in excess of the Nasdaq Exchange Cap  or (B) obtain a written opinion from outside counsel to our company that such approval is not required.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 2.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
4.1†	Form of September 2022 Investor Warrant(1)
10.1†	Form of September 2022 Investor Note(1)
10.2†	Form of September 2022 Investor Purchase Agreement(1)
10.3†	Amended and Restated Security and Guaranty Agreement(1)
10.4†	Amended and Restated Registration Rights Agreement(1)
10.5	Addendum to September 2022 Investor Purchase Agreement(1)

†

Certain of the exhibits and schedules to this agreement have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

(1)    Previously filed as an exhibit to the Current Report on Form 8-K, as previously amended and amended hereby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2022	CORPHOUSING GROUP INC.

	By:	/s/ Brian Ferdinand
Name: Brian Ferdinand
Title: Chief Executive Officer and Chairman